UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

SOUTHERN USA RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	333-143352	20-8901634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

765 Mountain View Road Ashland, AL 36251
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (256) 403-6697

Atlantic Green Power Holding Company
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, Messrs. Marcus Flis and Ivan Herring were appointed as directors of Southern USA Resources Inc., a Delaware corporation (the “Company”).

Each of Messrs Flis and Herring entered into a Director Agreement with the Company, a form of which is filed herewith as Exhibit 10.1. The directors were appointed until the earlier of the next annual shareholder’s meeting, director’s removal or resignation. Each of Messrs. Flis and Herring were awarded a stock grant of 1,000,000 shares of common stock vesting over two years in equal quarterly installments of 125,000 shares.

Marcus Flis, 54, has served since 2008 as the Managing Director of Royal Resources Limited, an Australia-based company engaged in iron ore and uranium exploration in Australia and United States, listed on the Australian Stock Exchange (ASX: ROY). From 2000 to 2008, Mr. Flis served as a Director of Business Development of Rio Tinto Iron Ore. Mr. Flis also currently serves as a Director of Razorback Iron Pty Ltd, a wholly-owned subsidiary of Royal Resources Limited, Non-Executive Director of Aldershot Resources Ltd, a Canadian based company focused in uranium and vanadium exploration with projects in Australia, Africa and North America, listed on the TSX Venture Exchange (TSX: ALZ), and as a Non-Executive Director of Iron Ore NZ. Mr. Flis received his B. Sc. degree with honors from the University of Adelaide in 1980 and his M. Sc. degree from the University of Utah in 1985. We believe that Mr. Flis’s qualifications and his extensive business experience in the mining industry provide a unique perspective for our board.

Ivan Lee Herring, 67, has served since 2009 as a Senior Director for Raw Materials of OHorizons LLC, a consulting and advisory services firm. Since 2007, Mr. Herring has been the co-owner and representative of Bonilla-Pedrogo LLC, a consulting and publishing company, where he has published 11 books on historic mines and mineralization in the Western United States. From 1995 to 2007, Mr. Herring worked as a Professional Fellow at General Motors Corporation, World Wide Purchasing, where he handled the worldwide purchase of Base Metals (i.e. Copper, Nickel, Lead, Zinc, Tin, etc.) and Technology Metals (i.e. Rare Earths, Tantalum, Tungsten, Molybdenum, Chrome, etc.) and was Technical Advisor for the purchase of Precious Metals (i.e. Platinum, Palladium, Rhodium, etc.). He was also responsible for the sale of all metallic scrap for GM North American units and oversaw scrapping operations in South America and Asia. Since his retirement from General Motors in June, 2007, Mr. Herring has been employed as a raw material, cost management, consultant. He has worked with companies ranging in size from Fortune 25 to small, regional firms, in the design and implementation of hedging and general raw material cost management programs. Mr. Herring has a Bachelor of Science degree in Chemistry and a Bachelor of Science degree in Business Administration from the Ferris State College, and a Master of Science degree in Business Administration from the Michigan State University. We believe that Mr. Herring is well suited to sit on our board based on his extensive management and business experience.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Form of Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN USA RESOURCES INC.
(Registrant)

By:	/s/ Charles Merchant, Sr.
Charles Merchant, Sr.
President and Chief Executive Officer

Date:  July 24, 2012